UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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ArQule, Inc.
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ARQULE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Our 2006 Annual Meeting of Stockholders will be held at The Museum of Science, Science Park, Boston, Massachusetts 02114 at 9:00 a.m. on May 18, 2006 for the following purposes:

1.                To elect Michael J. Astrue, Timothy C. Barabe and Stephen A. Hill as directors to hold office for a term of three years and until their respective successors are elected and qualified;

2.                To approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock, $0.01 par value per share, from 50,000,000 to 100,000,000 shares;

3.                To approve amendments to our Amended and Restated 1996 Director Stock Option Plan to (i) increase the number of shares of common stock for which an option to purchase shares is automatically granted (A) to the Chairman of the Board of Directors (1) upon his or her initial election or appointment (from 10,000 shares to 25,000 shares) and (2) upon his or her re-election or continuation on our board immediately after each annual meeting of stockholders (from 5,000 shares to 15,000 shares), and (B) to each other Director (1) upon his or her initial election or appointment (from 10,000 shares to 20,000 shares) and (2) upon his or her re-election or continuation on our board immediately after each  annual meeting of stockholders (from 5,000 shares to 10,000 shares); and (ii) change the date through  which stock options may be granted under our Amended and Restated 1996 Director Stock Option Plan from July 9, 2006 to May 18, 2016, ten years from the date of the Annual Meeting;

4.                To approve an amendment to our Amended and Restated 1996 Employee Stock Purchase Plan to change the date through which rights to purchase our common stock may be granted to our employees under such plan from August 14, 2006 to May 18, 2016, ten years from the date of the Annual Meeting;

5.                To ratify the appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2006; and

6.                To transact any other business that may properly come before the meeting or any adjournment of the meeting.

Only stockholders of record at the close of business on March 31, 2006 will be entitled to vote at the meeting or any adjournment. A list of these stockholders will be available for examination by any stockholder for any purpose germane to the meeting for ten days before the meeting during ordinary business hours at the offices of ArQule.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. ALSO, YOU MAY SUBMIT YOUR PROXY ELECTRONICALLY OR BY TELEPHONE ACCORDING TO THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

By order of the Board of Directors,
Louise A. Mawhinney
Vice President, Chief Financial Officer, Treasurer and Secretary
Dated: April 14, 2006

ARQULE, INC.

19 Presidential Way
Woburn, Massachusetts 01801-5140
Telephone: (781) 994-0300

Proxy Statement

General Information

With the enclosed proxy card, our Board of Directors is soliciting your proxy for use at our 2006 Annual Meeting of Stockholders to be held at The Museum of Science, Science Park, Boston, Massachusetts 02114 at 9:00 a.m. on Thursday, May 18, 2006 and at any adjournments of the meeting. This proxy statement and accompanying proxy card are first being sent or given to stockholders on or about April 14, 2006.

The principal business expected to be transacted at the meeting, as more fully described below, will be the election of directors, the approval of an amendment to our Amended and Restated Certificate of Incorporation, the approval of amendments to our Amended and Restated 1996 Director Stock Option Plan, the approval of an amendment to our Amended and Restated 1996 Employee Stock Purchase Plan and the ratification of the selection of PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2006.

The authority granted by an executed proxy may be revoked at any time before its exercise by filing with our Secretary a written revocation or a duly executed proxy bearing a later date or by voting in person at the meeting.

We will bear the cost of solicitation of proxies, including charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. In addition to the use of the mails, proxies may be solicited by our officers and employees in person or by telephone.

Only stockholders of record at the close of business on March 31, 2006 will be entitled to vote at the meeting. On that date, we had outstanding 35,377,881 shares of common stock, $0.01 par value, each of which is entitled to one vote. The presence at the meeting, in person or by proxy, of a majority of our outstanding shares of common stock entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business.

You may submit your proxy in writing, electronically or by telephone according to the instructions on the enclosed proxy card. If you submit a proxy without directions as to votes on the matters to be considered at the Annual Meeting, the proxy will be voted “FOR” the election of the nominees listed below and “FOR” proposals 2, 3, 4 and 5. Abstentions and broker non-votes will be considered present for purposes of determining the presence of a quorum. Broker non-votes are proxies submitted by brokers that do not indicate a vote for one or more proposals because the brokers have not received instructions from the beneficial owners on how to vote on these proposals and do not have discretionary voting authority.

PROPOSAL 1—ELECTION OF DIRECTORS

Our by-laws provide that the number of directors is established by our Board of Directors but shall not be fewer than one. For 2006, the number of directors is fixed at nine, divided into three classes equal in number and defined by the expiration dates of their terms of service. Currently, there are nine directors serving. At the meeting, three directors will be elected to hold office for three years and until their respective successors are elected and qualified.

Michael J. Astrue, Timothy C. Barabe and Stephen A. Hill, all of whom are presently serving as directors, have been nominated for re-election by our Board of Directors for a term of three years. Unless your proxy withholds authority to vote for any of the nominees, the shares represented by your proxy will be voted for their election as the Board’s nominees. If any nominee is unable to serve, which is not expected, the shares represented by your proxy will be voted for such other candidate as may be nominated by the Board of Directors.

Vote Required

The affirmative vote of a plurality of the shares of common stock cast by the stockholders present and entitled to vote at the meeting is required to elect each of the nominees. Broker non-votes and votes withheld will not affect the outcome of the election of directors.

Set forth below is certain information about the qualifications and experience and other directorships of the nominees and continuing incumbent directors.

Nominees for Terms Expiring at the Annual Meeting to be Held in 2009

Michael J. Astrue (Age: 49).   Mr. Astrue has been a director of ArQule since April 2005. Mr. Astrue has been serving as Interim Chief Executive Officer at EPIX Pharmaceuticals, Inc. since September 2005. Previously, he was at Transkaryotic Therapies, Inc., where he was Senior Vice President, Administration, and General Counsel from 2000 to 2003, and then President and Chief Executive Officer from 2003 to 2005. At Biogen, Inc., Mr. Astrue was Vice President, Secretary and General Counsel from 1993 to 1999. Mr. Astrue was also a partner at the law offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and has held several positions with the U.S. Department of Health and Human Services, including General Counsel. He served as Associate Counsel to the President of the United States, advising and representing former Presidents Ronald Reagan and George H. W. Bush. Mr. Astrue is also a director of Tercica, Inc. and CuraGen Corporation, and he has chaired the Massachusetts Biotechnology Council. He holds a B.A. magna cum laude from Yale University and a J.D. cum laude from Harvard Law School.

Timothy C. Barabe (Age: 53).   Mr. Barabe has been a director since November 2001. Mr. Barabe has been employed by Molnlycke Health Care since September 2005 as its managing director of the United Kingdom. From September 2004 until December 2005 he was Chief Financial Officer of Regent Medical Limited (acquired by Molnlycke Health Care in August 2005). Molnlycke Health Care is one of the world’s largest suppliers of disposable surgical gloves, gowns and drapes, as well as wound care products and antiseptics. Previously, Mr. Barabe was employed by Novartis AG from 1982 through August 2004 in various capacities, lastly as the Chief Financial Officer of Sandoz GmbH, the generic pharmaceutical subsidiary of Novartis. From February 2002 until April 2003, Mr. Barabe was Group Vice President and President, Specialty Lenses of CIBA Vision. From 1993 through January 2002, Mr. Barabe was the Chief Financial Officer of CIBA Vision Corp., a contact lens and lens care subsidiary of Novartis. Mr. Barabe received his B.B.A. degree from the University of Massachusetts (Amherst) and his M.B.A. degree from the University of Chicago.

Stephen A. Hill, B.M., B.Ch., M.A., F.R.C.S. (Age: 48).   Dr. Hill has served as ArQule’s President and Chief Executive Officer and as a director since April 1999. Before joining ArQule, Dr. Hill was the Head of Global Drug Development at F. Hoffmann-La Roche Ltd. from 1997-1999. Dr. Hill joined Roche in

1989 as Medical Adviser to Roche Products in the United Kingdom. He held several senior positions there that included Medical Director, responsible for clinical trials of compounds across a broad range of therapeutic areas, such as CNS, HIV, cardiovascular, metabolic and oncology products. Subsequently, he served as Head of International Drug Regulatory Affairs at Roche headquarters in Basel, Switzerland, where he led the regulatory submissions for seven major new chemical entities. Dr. Hill also was a member of Roche’s Portfolio Management, Research, Development and Pharmaceutical Division Executive Boards. Prior to Roche, Dr. Hill served seven years with the National Health Service in the United Kingdom in General and Orthopedic Surgery. Dr. Hill is a Fellow of the Royal College of Surgeons of England and holds his scientific and medical degrees from St. Catherine’s College at Oxford University.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION
OF THE NOMINEES LISTED ABOVE.

Continuing Incumbent Directors with Terms Expiring at the Annual Meeting to be Held in 2007

Laura Avakian (Age: 60).   Ms. Avakian has been a director since March 2000. Since 1999, Ms. Avakian has been Vice President for Human Resources for the Massachusetts Institute of Technology, where she directs all human resource programs and oversees the Institution’s Medical Department. Prior to joining MIT, she was Senior Vice President, Human Resources, for Beth Israel Deaconess Medical Center and for its parent corporation CareGroup (1996-1999). She previously served as President of The American Society for Healthcare Human Resources Administration, and received the distinguished service award, literature award and chapter leadership award from that society. She received the 1996 Award for Professional Excellence in Human Resources Management from the Society for Human Resource Management. She has also served as editor of the Yearbook of Healthcare Management and authored numerous chapters and articles on human resources management. Ms. Avakian received her B.A. degree from the University of Missouri at Columbia and her M.A. degree from Northwestern University.

Werner Cautreels, Ph.D. (Age: 53).   Dr. Cautreels has been a director since September 1999. He has over 20 years of experience in the healthcare industry. Dr. Cautreels became General Manager of the pharmaceutical sector of Solvay Pharmaceuticals in January 2005. From May 1998 to January 2005, he was the Global Head of Research and Development of Solvay. Prior to that time, Dr. Cautreels served as Senior Vice President of Research and Development at Nycomed Amersham Ltd., held two senior management positions at Sterling Winthrop and served as Vice President of Scientific Affairs at Sanofi Pharmaceuticals, where he conducted clinical trials in various therapeutic areas and researched licensing opportunities. Dr. Cautreels received his Ph.D. in Chemistry from University of Antwerp, Belgium.

Tuan Ha-Ngoc (Age: 54).   Mr. Ha-Ngoc has been a director since March 2000. Mr. Ha-Ngoc has 30 years of worldwide experience in the healthcare industry, primarily in the biotechnology sector but also in the pharmaceutical, medical devices, and information technology areas. He has been President and CEO of AVEO Pharmaceuticals, Inc. (f/k/a GenPath Pharmaceuticals, Inc.) since its inception in 2002. From 1999 to 2002, he was co-founder, President & CEO of deNovis, Inc., an enterprise-scale software development company for the automation of healthcare administrative functions. From 1998 to 1999, he served as Corporate Vice President, Strategic Development for American Home Products Corporation (subsequently renamed Wyeth) after its acquisition of Genetics Institute. From 1984 to 1998, he was at Genetics Institute, Inc. as its Executive Vice President responsible for Corporate Development, Commercial Operations, European Operations and Japanese Operations. From 1976 to 1984, he held various marketing and business positions at Baxter Healthcare, Inc., a leading medical device company. Mr. Ha-Ngoc received his MBA degree from INSEAD and his Master’s degree in Pharmacy at the University of Paris, France. He serves on the boards of several academic and non-profit organizations such as the Harvard School of Dental Medicine, the Tufts School of Medicine, the Belmont Hill School, the Boston Philharmonic Orchestra, and the International Institute of Boston. He also serves on the Board of Directors of Human Genome Sciences, Inc.

Continuing Incumbent Directors with Terms Expiring at the Annual Meeting to be Held in 2008

Ronald J. Lindsay, Ph.D. (Age: 58).   Dr. Lindsay has been a director since June 2005. He currently operates Milestone Consulting, a biopharmaceutical consulting enterprise. Dr. Lindsay was previously Chief Scientific Officer and Vice President, Research and Development, at diaDexus Inc. from 2000 to 2004, and held a number of positions at Millennium Pharmaceuticals, Inc., including Senior Vice President, Biotherapeutics, from 1997 to 2000. At Regeneron Pharmaceuticals, where he worked from 1989 to 1997, he was a founding scientist and Vice President, Neurobiology. Dr. Lindsay also worked at the Sandoz Institute for Medical Research, London from 1984 to 1989, where he was Head of Cell Biology.  He is a director of Sequenom Inc., HistoRx Inc. and Neuro3D, a member of the scientific advisory board of Serono and a Senior Advisor to Techno Ventures Munich. Dr. Lindsay completed post-doctoral work at the Friedrich Miescher Institute, and he holds a B.Sc. (Hons) in chemistry from the University of Glasgow and a Ph.D. in biochemistry from the University of Calgary.

William G. Messenger (Age: 45).   Mr. Messenger has been a director since January, 2005. He has been the owner and managing director of the Lexington Sycamore Group, consultants in the fields of business strategy, organization and leadership since 1994. Mr. Messenger serves as Director of the Mockler Center for Faith and Ethics in the Workplace at Gordon-Conwell Theological Seminary. He is also Director of the Boston Division of the Business Leadership & Spirituality Network. Mr. Messenger received a BS in Physics with highest honors from Case Western Reserve University, an MBA with high distinction from Harvard Business School and a Master of Divinity degree, summa cum laude, from Boston University School of Theology.

Patrick J. Zenner (Age: 59).   Mr. Zenner was named Chairman of the Board in May 2004 and has been a director since 2002. A 32-year veteran of the pharmaceutical industry, he retired in 2001 from the position of President and Chief Executive Officer of Hoffmann-La Roche Inc., North America. Hoffmann-La Roche Inc., based in Nutley, N.J., is the prescription drug unit of the Roche Group. Long active in industry, academic and civic affairs, Mr. Zenner is immediate past chairman of the HealthCare Institute of New Jersey and served on the Boards of Directors and Executive Committees of the Pharmaceutical Research & Manufacturers of America (PhRMA) and the Biotechnology Industry Organization (BIO). In addition, Mr. Zenner has been a member of numerous associations, including the American Foundation for Pharmaceutical Education, the Health Care Leadership Council and the National Committee for Quality Health Care. Mr. Zenner is currently on the Boards of Trustees of Creighton University and Fairleigh Dickinson University. In addition, Mr. Zenner is a member on the Boards of Directors of CuraGen Corporation (where he also served as interim-CEO from May 2005 to March 2006), Dendrite International, Praecis Pharmaceuticals Inc., Geron Corporation, First Horizon Pharmaceutical Corporation, Xoma Ltd., West Pharmaceutical Services and Exact Sciences, Inc.

Corporate Governance

At ArQule, we value honesty, integrity and fairness in our dealings with our fellow employees, our stockholders, our collaborators and our communities. In addition to meeting both the letter and the spirit of federal and state law and regulations and the rules of the Nasdaq Stock Market, Inc. (“Nasdaq”), our directors have mandated that our business dealings comply with the highest ethical and corporate governance standards.

We have adopted the ArQule Corporate Code of Conduct and related governance policies to provide guidance to our directors and management in their efforts to provide effective and appropriate corporate governance. As is the case with our other policies and practices, the tenets reflected in the Code and policies are intended to align the interests of the directors, management and other employees with those of our stockholders. We will review and, if necessary in our judgment, modify the guidelines from time to time.

Corporate Code of Conduct

The ArQule Corporate Code of Conduct is applicable to our directors, employees and officers, including our President and Chief Executive Officer and our Vice President, Chief Financial Officer, Treasurer and Secretary (our principal executive and principal accounting and financial officers). Waivers of the requirements of the Code or associated policies with respect to members of the Board and executive officers are subject to the approval of the full Board. The Corporate Code of Conduct is posted on our website at http://www.arqule.com.

Standards for Independence

For a director to be designated as independent, as defined by Nasdaq listing standards, our Board must determine that he or she has no “material relationship” with the Company other than that of a director. When assessing the materiality of a director’s relationship with the Company, the Board considers all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation, the frequency or regularity of any services performed for us outside the scope of duties as a director, whether the services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided substantially on the same terms to the Company as those prevailing at the time from unrelated parties for comparable transactions. The Board of Directors has determined that Michael J. Astrue, Laura Avakian, Timothy C. Barabe, Werner Cautreels, Tuan Ha-Ngoc, Ronald J. Lindsay, William G. Messenger and Patrick J. Zenner, constituting a majority of the Board members, are “independent directors” as that term is defined in Nasdaq listing standards.

Committees of the Board

Our Board of Directors has a standing audit committee (the “Audit Committee”), compensation, nominating and governance committee (the “Compensation, Nominating and Governance Committee”) and science committee (the “Science Committee”). Each of these committees is chaired by, and comprised entirely of, independent directors, as defined by Nasdaq listing standards. The Board has adopted written charters for each of these committees, which are posted on our website at http://www.arqule.com. In addition, a copy of our Audit Committee Charter is included as Appendix A to this proxy statement.

Audit Committee

In 2005, the Audit Committee initially consisted of Mr. Barabe, Mr. Ha-Ngoc and Mr. Zenner. In January 2005, Mr. Ha-Ngoc left the Audit Committee and Mr. Messenger joined the Audit Committee. Mr. Barabe, a nominee for re-election as a director, served as Chair of the Audit Committee during 2005. The Audit Committee met six times in 2005. Each member of the Audit Committee, both during 2005 and currently, was and is independent as defined by Nasdaq listing standards. The Board of Directors has determined that Mr. Barabe is an audit committee financial expert as defined in Securities and Exchange Commission (“SEC”) rules.

The principal purpose of the Audit Committee is to oversee the integrity of the Company’s financial reporting process. In particular, the Audit Committee monitors (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements and (c) the qualifications, independence and performance of the Company’s independent registered public accountants and of its internal audit function, if any. The Audit Committee reviews and approves any report required by the SEC to be included in our reports and filings.

The Company’s independent registered public accountants (currently, PricewaterhouseCoopers LLP, an independent registered public accounting firm) are ultimately accountable to the Audit Committee in its capacity as a committee of the Board. The Audit Committee has sole authority and responsibility to select, hire, oversee, evaluate, approve the compensation of, and, where appropriate, replace our independent registered public accountants.

Compensation, Nominating and Governance Committee

In 2005, the Compensation, Nominating and Governance Committee of the Board of Directors initially consisted of Ms. Avakian and Mr. Zenner. Mr. Astrue joined the Board of Directors on April 8, 2005 and was appointed to the Compensation, Nominating and Governance Committee on September 12, 2005. Ms. Avakian served as Chair during the year. The Compensation, Nominating and Governance Committee met four times in 2005.

The purpose of the Compensation, Nominating and Governance Committee is to provide advice and direction to the Board of Directors and management concerning the Company’s compensation philosophy and policies, in general, and, in particular, compensation of directors and officers of the Company. In addition to its responsibilities regarding compensation, the Compensation, Nominating and Governance Committee is responsible for nomination and governance matters including, but not limited to, (a) developing a succession plan for our Chief Executive Officer, (b) the annual performance appraisals of our Chief Executive Officer, Chief Financial Officer, Chief Scientific Officer, and Vice President of Human Development and, as requested by the Chief Executive Officer, other officers of the Company, (c) the annual performance appraisal of our Board of Directors and its members, and (d) the identification and process of selection and nomination of new members of our Board of Directors, as such need arises. Furthermore, the Compensation, Nominating and Governance Committee oversees the integrity and efficacy of our efforts to meet our corporate governance and legal and regulatory obligations. It is responsible for identifying, reviewing and resolving issues that arise relating to such matters.

Director Qualifications

The Compensation, Nominating and Governance Committee identifies nominees for directors from various sources including referrals from current Board members and industry contacts. In the past it has used third party consultants to assist in identifying, evaluating and recruiting potential nominees. The directors have not set formal criteria or qualifications for individuals to be nominated or re-nominated as candidates for Board membership. Instead, the Compensation, Nominating and Governance Committee takes many factors into consideration in evaluating an individual’s suitability. Such factors include a candidate’s judgment, ethics, integrity, values, business experience at policy-making levels in areas relevant to the Company’s business, educational and professional background, level of commitment and other competing professional obligations.

Stockholder Nominations

The Compensation, Nominating and Governance Committee has not established any special procedures for stockholder submission to the Compensation, Nominating and Governance Committee of nominees for election to the Board of Directors. Our by-laws permit any stockholder entitled to vote for the election of directors to nominate directors. We believe that this long-standing mechanism, in place since incorporation of the Company, provides the appropriate means for stockholder nominations. Under our by-laws, a stockholder wishing to nominate a director candidate must deliver or mail written notice of such nomination to the Chairman of the Board, the President or the Secretary of the Company at our principal executive offices. If the election is to be held at the annual meeting of stockholders, notice must be received at least 75 days before the anniversary date of the prior year’s meeting, assuming there was an annual meeting in the prior year and the date of the current year’s annual meeting is not more than 30 days before or after the anniversary date of the prior year’s meeting. Otherwise, notice must be received at least 45 days before the date of the current year’s annual meeting or a special meeting, if at least 60 days’ notice or prior public disclosure of the date of the current year’s annual meeting or the special meeting is provided. If neither of the previous two sentences applies, notice must be received no later than 15 days after the date on which notice of the date of the current year’s annual meeting or the special meeting was mailed or public disclosure was made of such meeting date. The notice must include the stockholder’s name and address and the class and number of shares of securities beneficially owned by such stockholder, and each nominee’s: (i) name, age, business address and home address; (ii) principal occupation or employment; (iii) beneficial ownership of Company securities, including class and the number of shares of stock; and (iv) any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”).

The Compensation, Nominating and Governance Committee will consider all nominees submitted by stockholders in the manner described above. No distinction is made between nominees submitted by stockholders and other candidates. All potential nominees will be evaluated on the same basis.

Communications with Directors

We do not have a formal process for communication by stockholders to directors; however, stockholders and others who wish to communicate may write to the Board as a whole or individual directors at: Investor Relations, ArQule, Inc., 19 Presidential Way, Woburn, Massachusetts 01801-5140, Attn. William B. Boni, Vice President, Investor Relations and Corporate Communications. Such communications will be forwarded directly to the addressee(s).

We do not have a policy regarding attendance of directors at our annual meeting of stockholders. One of our directors, Stephen A. Hill, attended our 2005 annual meeting.

Science Committee

In 2005, the Science Committee consisted of Dr. Cautreels, who is its Chair. On June 9, 2005, Mr. Lindsay joined the board and was appointed to the Science Committee on September 12, 2005. The Science Committee did not meet in 2005 but provided advice and input to management on an ad hoc basis throughout 2005.

The Science Committee is responsible for reviewing the scientific direction of the Company. In particular, the Committee plays a central role in deciding the manner by which the Company will continue to enhance its capabilities as a drug discovery organization (whether by acquisition, merger, in-licensing, internal growth or a combination of those methods) and evaluating the scientific opportunities under consideration by management. The Committee is also available to management to review data relating to new scientific directions for the Company and other science related matters and to perform such other services as may be assigned by the Board of Directors.

Attendance at Meetings

The Board of Directors held seven meetings during 2005, and each director attended at least 75% of all meetings of the Board and of all committees of the Board on which he or she served, except for Dr. Cautreels, who attended 43% of the aggregate of such meetings.

Director Compensation

Currently, each of our non-employee directors who is serving as a director prior to and immediately following any annual meeting of stockholders will receive a $10,000 annual retainer. Each non-employee director also receives $2,000 for each day on which the Board of Directors meets and the director attends.

In addition to the base compensation for directors, the director serving as Chairman of the Board of Directors (currently, Mr. Zenner) receives a $15,000 annual retainer and $1,000 for each meeting day of the Board of Directors attended.

In addition to the base compensation for directors, the director serving as Chairman of the Audit Committee (currently, Mr. Barabe) receives a $10,000 annual retainer and $1,000 for each meeting day of the Board of Directors attended.

In addition to the base compensation for directors, the director serving as Chairman of the Compensation, Nominating and Governance Committee (currently, Ms. Avakian), and the director serving as Chairman of the Science Committee (currently, Dr. Cautreels) each receives a $10,000 annual retainer.

Under our 1996 Director Stock Option Plan (the “Director Plan”), as currently in effect, each non-employee director who is serving as a director prior to and immediately following any annual meeting of stockholders (whether or not a director is being re-elected) receives an automatic grant of an option to purchase 5,000 shares of our common stock. This option is fully exercisable on the date of grant. In addition, upon initial election to the Board, each non-employee director receives an automatic grant of an option to purchase 10,000 shares of common stock. This option becomes exercisable as to 3,334 shares on the date of the Company’s next annual meeting of stockholders following the date of grant and as to 3,333 shares on the date of each of the next two annual meetings of stockholders, so long as the director remains in office. All options referred to in this paragraph have a term of ten years and an exercise price equal to the closing price of the common stock as reported by the Nasdaq National Market on the last trading day prior to the date of grant. The Director Plan currently authorizes the grant of stock options to purchase up to a maximum of 500,500 shares of common stock (subject to adjustments for stock splits and similar capital changes).

As described in more detail in Proposal 3—Approval of Amendments To Our Amended And Restated 1996 Director Stock Option Plan, our board of directors has authorized, subject to stockholder approval, an increase in the number of options to purchase common stock initially and annually granted to non-employee directors under the Director Plan.

On November 11, 2005, the Board adopted the ArQule, Inc. 2005 Director Stock Compensation Plan (the “Director Compensation Plan”). Pursuant to the Director Compensation Plan, the Company’s non-employee directors may elect to receive all or part of their cash compensation for service as a director in the form of Company common stock in lieu of such cash fees.

STOCK PERFORMANCE GRAPH

The following graph shows the cumulative total stockholder return on our common stock over the period from January 1, 2001 to December 31, 2005, as compared with that of the Nasdaq Stock Market Index (U.S. Companies) and the Nasdaq Pharmaceuticals Index, based on an initial investment of $100 in each on December 31, 2000. Total stockholder return is measured by dividing share price change plus dividends, if any, for each period by the share price at the beginning of the respective period, and assumes reinvestment of dividends.

COMPARISON OF CUMULATIVE TOTAL RETURN OF ARQULE, INC.,
NASDAQ STOCK MARKET (U.S. COMPANIES) INDEX
AND NASDAQ PHARMACEUTICALS INDEX

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
ArQule, Inc.	$100.00	$53.13	$9.53	$15.25	$18.09	$19.13
Nasdaq Market (U.S. Companies) Index	$100.00	$79.32	$54.84	$81.99	$89.23	$91.12
Nasdaq Pharmaceuticals Index	$100.00	$85.23	$55.07	$80.73	$85.98	$94.69

COMPENSATION AND NOMINATING COMMITTEE OF THE BOARD OF
DIRECTORS OF ARQULE, INC. (“ARQULE”)

REPORT ON EXECUTIVE COMPENSATION

This report describes the compensation policies applicable to ArQule’s executive officers, including Dr. Stephen A. Hill, ArQule’s President and Chief Executive Officer, during 2005.

Overall Policy.   Our executive compensation program is designed to be closely linked to corporate performance and returns to stockholders. To this end, we have developed an overall compensation strategy and a specific compensation plan that tie a portion of executive compensation to ArQule’s success in meeting specified performance goals. In addition, through the use of stock options, we ensure that a part of each executive’s compensation is closely tied to the performance of ArQule’s stock. The objectives of this strategy are to attract and retain the best possible executive talent, to motivate ArQule’s executives to achieve the goals inherent in its business strategy, to link executive and stockholder interests through equity-based plans and, finally, to provide a compensation package that recognizes individual contributions as well as corporate, technical and financial performance.

We determine the compensation of all corporate officers, including the Chief Executive Officer and the two other executive officers of ArQule named in the Summary Compensation Table. We take into account the views of ArQule’s Chief Executive Officer and review compensation surveys to ensure the competitiveness of the compensation offered by ArQule for purposes of recruiting and retaining key management.

The key elements of ArQule’s executive compensation consist of base salary, performance-based bonuses and stock options. Our policies with respect to each of these elements, including the basis for the compensation awarded to Dr. Hill in 2005, are discussed below. In addition, while the elements of compensation described below are considered separately, we take into account the full compensation package afforded to the individual, including insurance and other employee benefits.

The base salary for 2005 for each of the executive officers, including Dr. Hill, was based on the performance of the individual as well as a review of compensation paid to persons holding comparable positions in other biotechnology companies. Dr. Hill was paid $427,212 in base salary during 2005. This base salary reflected Dr. Hill’s performance as Chief Executive Officer of ArQule, national salary competition in the biotechnology sector and achievement of objectives set by the Board of Directors.

Performance-based Bonuses.   We believe that a significant part of overall cash compensation for senior executives should be “at risk,” i.e., contingent upon successful implementation of ArQule’s strategy. Individuals with the greatest influence on company-wide performance should have the largest amount of cash benefits at risk. Cash bonuses represent a percentage of fixed salary. In determining the target percentage for the bonus of a particular executive, we consider salary survey data and level of strategic contribution to ArQule’s performance. Individual bonus payments are determined after consideration of each executive’s individual performance and that of ArQule as a whole, generally on a calendar-year basis. Bonuses granted to Dr. Hill, Dr. Li and Ms. Mawhinney in January 2006 (in respect of performance during 2005) were based primarily on achievement of objectives set for them and their respective departments.

Stock Options.   We grant stock options to executive officers under our Amended and Restated 1994 Equity Incentive Plan. Stock options are granted with an exercise price equal to the closing price of ArQule’s common stock as reported by the Nasdaq National Market on the last trading day prior to the date of grant and vest over various periods of time, normally four years or upon the achievement of specified milestones. Stock option grants are designed to encourage the creation of stockholder value over the long term since the full benefit of the compensation package cannot be realized unless stock price appreciation is achieved, and, once achieved, is maintained and increased. Accordingly, stock option grants align the interests of executive officers and employees with those of stockholders. In determining the amount of these grants, we evaluate the job level of the executive, responsibilities to be assumed in the upcoming year, and responsibilities in prior years. In addition, we take into account the size of the officer’s awards in the past and market data relating to compensation. After consideration of all of these factors, Dr. Hill was awarded an option for 150,000 shares in January 2006 (in respect of his performance during 2005).

Deduction for Compensation.   Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) denies deduction for certain compensation in excess of $1,000,000 paid to executive officers, unless certain performance, disclosure, stockholder approval and other requirements are met. We are monitoring the effects of ArQule’s compensation programs with regard to Code Section 162(m). To date, ArQule has not suffered a loss of compensation deduction as a result of the $1,000,000 limitation. We reserve the right to design programs that recognize a full range of performance criteria critical to ArQule’s success, even where the compensation paid under such programs may not be deductible.

Employment Contracts.   In order to remain competitive in recruiting senior executives, we will, on a case-by-case basis, recommend that ArQule enter into employment contracts with its executive officers. Such contracts may include severance benefits and protection in case of a change in control of ArQule. Such benefits may exceed those available to ArQule’s employees generally. For more information about ArQule’s existing employment contracts, see “Executive Employment Agreements,” below.

Conclusion.   As described above, a very significant portion of ArQule’s executive compensation is linked directly to individual and corporate performance and stock price appreciation. We intend to continue the policy of linking executive compensation to ArQule’s performance and returns to its stockholders. We apply a similar analysis in setting compensation for members of ArQule’s Board of Directors. For more information about ArQule’s existing director compensation, see “Director Compensation,” above.

By the Compensation, Nominating and Governance Committee,
Laura Avakian, Chairwoman
Michael J. Astrue
Patrick J. Zenner

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation paid to or earned by our Chief Executive Officer and our other executive officers whose salary and bonus exceeded $100,000 during the fiscal year ended December 31, 2005. We refer to these persons as the “named executive officers”.

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus(1)		Other Annual Compensation ($)	Securities Underlying Options(#)(2)
Dr. Stephen A. Hill	2005	$427,212	$203,528		—	125,000
President and Chief Executive Officer	2004	$427,847	$206,000		—	150,000
	2003	$410,616	$226,600		—	60,000
Dr. Chiang J. Li(3)	2005	$304,640	$107,015		—	50,000
Senior Vice President and Chief	2004	$305,281	$101,920		—	75,000
Scientific Officer	2003	$86,464	$120,000	(4)	—	115,000	(5)
Louise A. Mawhinney(6)	2005	$210,433	$50,000		—	50,000
Vice President, Chief Financial	2004	$209,231	$50,000		—	—
Officer, Treasurer and Secretary	2003	$—	$—		—	75,000	(7)

(1)          Except as noted below for Dr. Li, the cash bonuses shown were earned for the year indicated and paid in the first quarter of the following year.

(2)          Except as noted for Dr. Li and Ms. Mawhinney, the option awards shown were granted in the year indicated based on performance in the prior year.

(3)          Dr. Li commenced employment with the Company as Vice President and Chief Scientific Officer in September 2003.

(4)          This 2003 cash bonus consists of $50,000 paid in September 2003 in connection with Dr. Li’s hiring and $70,000 paid in January 2004 in respect of 2003 performance.

(5)          This stock option award consists of stock options granted in connection with Dr. Li’s hiring in September 2003.

(6)          Ms. Mawhinney commenced employment with the Company as Vice President, Chief Financial Officer, Treasurer and Secretary in December 2003.

(7)          This stock option award consists of stock options granted in 2003 in connection with Ms. Mawhinney’s hiring in December 2003.

Stock Option Grants in Last Fiscal Year

The following table sets forth certain information regarding options granted by the Company during the fiscal year ended December 31, 2005 to the named executive officers:

	Number of Securities Underlying Options	Percent of Total Options Granted Employees in	Exercise or Base Price	Expiration	Potential Realizable Value of Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
	Granted (#) (1)	Fiscal Year	($/Share) (2)	Date	5%($)	10%($)
Dr. Stephen A. Hill	125,000	11.18%	$6.31	1/19/2015	$1,223,610	$1,859,831
Dr. Chiang J. Li	50,000	4.47%	$6.31	1/19/2015	$489,444	$743,932
Louise A. Mawhinney	50,000	4.47%	$6.31	1/19/2015	$489,444	$743,942

(1)          These amounts represent stock option awards made in 2005 in respect of Company performance and management’s achievement of specific goals in 2004. These options were granted under our Amended and Restated 1994 Equity Incentive Plan and, if the employee remains with the Company, become exercisable as to 25% of the shares on each of January 19, 2006, 2007, 2008 and 2009.

(2)          The exercise price of these options is equal to the closing price of the common stock as reported by the Nasdaq National Market on the last trading day prior to the date the options were granted.

(3)          The dollar amounts under these columns are the result of calculations at 5% and 10% rates set by the SEC and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the underlying common stock.

Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information concerning exercisable and unexercisable stock options held by the named executive officers as of December 31, 2005. None of the named executives exercised stock options during 2005.

	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(1)
	Exercisable	Unexercisable	Exercisable	Unexercisable
Dr. Stephen A. Hill	537,500	277,500	$598,100	$176,700
Dr. Chiang J. Li	105,000	135,000	$145,350	$86,450
Louise A. Mawhinney	37,500	87,500	$61,125	$61,125

(1)          Based on the difference between the exercise price of options and the closing price of the underlying shares of common stock on December 30, 2005 as reported by the Nasdaq National Market ($6.12).

The following table sets forth certain information about the options issued and available for issuance under our equity compensation plans in effect as of December 31, 2005.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	4,084,265	$7.41	3,560,252
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	4,084,265	$7.41	3,560,252

EXECUTIVE EMPLOYMENT AGREEMENTS

We currently have employment agreements with Dr. Li, Ms. Mawhinney and Dr. Hill.

In September 2003 we entered into an employment agreement with Dr. Li. Pursuant to this agreement, we agreed to employ him as our Vice President and Chief Scientific Officer during the term of the agreement at an initial annual base salary of $280,000. The base salary is subject to annual review and upward adjustment by the Board of Directors. Dr. Li is also eligible to receive a discretionary annual cash bonus based on a target amount established by the Board and on Company and individual performance. The agreement provides for continued employment until terminated by either party. If Dr. Li is terminated without cause, as defined in the agreement, we will be required to make a one-time payment to him equal to his annual base salary in effect at the time of termination, plus his average annual bonus for the preceding two years, plus the cost of continuing to provide him with insurance and other benefits for a period of one year. In addition, Dr. Li’s stock options will immediately become exercisable without regard to the original vesting schedule. For the purposes of the agreement, “termination without cause” includes a reduction in Dr. Li’s responsibilities, title, reporting relationship in the case of a change of control of the Company or cash compensation, or relocation of our operations beyond a radius of fifty miles from our current location.

In December 2003, we entered into an agreement with Ms. Mawhinney whereby we agreed to employ her as our Vice President, Treasurer and Chief Financial Officer during the term of the agreement at a base salary of $200,000 per year. Ms. Mawhinney is also eligible to receive a cash bonus based on a target amount of 25% of base salary and on Company and individual performance and received options to purchase 75,000 shares of our common stock upon commencement of her employment. The agreement is on an “employment-at-will” basis; however, if Ms. Mawhinney is terminated without cause due to a “change of control” of the Company, both as defined in the agreement, we will be required to pay Ms. Mawhinney her annual base salary in effect at the time of termination over a twelve-month period, plus the cost of continuing to provide her with insurance and other benefits for a period of one year. For the purposes of the agreement, “cause” for termination includes arbitrary, unreasonable, or willful failure to follow the reasonable instructions of the Chief Executive Officer; willful misconduct that is materially injurious to the Company (whether from a monetary perspective or otherwise); willful commission of an act constituting fraud with respect to the Company, conviction for a felony or material breach of other employment obligations (including failure to comply with the Company’s Code of Conduct). In the event the Company terminates Ms. Mawhinney’s employment without cause within one year of a “change in control” of the Company (as defined in the agreement), her stock options will immediately become exercisable without regard to the original vesting schedule.

In January 2004, we entered into an employment agreement with Dr. Hill which superseded and replaced an earlier agreement signed in April 1999. Pursuant to the latest agreement, we agreed to employ him as our President and Chief Executive Officer during the term of the agreement at an initial annual base salary of $412,000. The base salary is subject to annual review and upward adjustment by the Board of Directors. Dr. Hill is also eligible to receive a discretionary annual cash bonus based on a target amount established by the Board and on Company and individual performance. The agreement provides for continued employment until terminated by either party. If Dr. Hill is terminated without cause, as defined in the agreement, we will be required to make a one-time payment to him equal to twice his annual base salary in effect at the time of termination, plus twice his average annual bonus for the preceding two years, plus the cost of continuing to provide him with insurance and other benefits for a period of one year. For the purposes of the agreement, “termination without cause” includes a reduction in Dr. Hill’s responsibilities, title or cash compensation, relocation of our operations beyond a radius of fifty miles from our current location or failure of a successor in interest to the Company to assume the obligations of the Company under the agreement. In the event the Company terminates or is deemed to terminate the agreement without cause within one year of a “change in control” of the Company (as defined in the agreement), Dr. Hill’s stock options will immediately become exercisable without regard to the original vesting schedule.

REPORT OF THE AUDIT COMMITTEE

In the course of its oversight of the Company’s financial reporting process, the Audit Committee of the Board of Directors has (i) reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2005, (ii) discussed with our independent registered public accountants, PricewaterhouseCoopers LLP, an independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, (iii) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees, (iv) discussed with PricewaterhouseCoopers LLP the firm’s independence, and (v) considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining independence.

Based on the foregoing review and discussions, on March 2, 2006, the Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.

By the Audit Committee,
Timothy C. Barabe, Chairman
William G. Messenger
Patrick J. Zenner

PROPOSAL 2—APPROVAL OF AN AMENDMENT TO OUR
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

General

Our board of directors has approved an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 50,000,000 shares to 100,000,000 shares, increasing the total authorized capital stock of the Company from 51,000,000 shares to 101,000,000 shares including preferred stock, subject to stockholder approval. The board believes that increasing the number of authorized shares is essential to ensure that we continue to have an adequate number of shares of common stock available for future issuance. Currently, our charter authorizes us to issue 50,000,000 shares of common stock. As of March 31, 2006, there were 35,377,881 shares of common stock outstanding and 7,564,559 shares of common stock have been reserved for issuance under our 1994 Equity Incentive Plan, 1996 Employee Stock Purchase Plan, Director Plan and Director Compensation Plan. The Board recommends that you consider and approve this proposed amendment to ensure that we continue to have an adequate number of shares of common stock available for future use. We are not proposing an increase in the number of shares of preferred stock (1,000,000) that is currently authorized under our Amended and Restated Certificate of Incorporation.

If the stockholders approve this increase, we would be able to issue stock for any proper corporate purpose that our Board of Directors may deem advisable, including without limitation stock splits and stock dividends, financings, acquisitions of other companies, and funding employee benefit plans and acquisitions. The availability of additional shares of common stock for issuance will provide us with greater flexibility in taking any of these actions without the delay or expense of obtaining stockholder approval, except to the extent required by state law or Nasdaq requirements for the particular transaction. We have no specific plans, understandings, commitments, arrangements or agreements at present for the issuance of the proposed additional shares of common stock. Any future issuances, however, could be used to discourage, or have the effect of discouraging, an attempt to acquire control of the Company, whether or not such a change in control transaction was favored by the majority of the stockholders, and could enhance the ability of officers and directors to retain their positions. For example, common stock could be issued to persons, firms or entities known to be friendly to management.

While our Board of Directors will authorize the issuance of additional common stock based on its judgment as to our best interests and that of our stockholders, future issuance of common stock could have a dilutive effect on existing stockholders. Common stockholders are not now, and will not be, entitled to preemptive rights to purchase shares of any authorized capital stock if additional shares are issued later. In addition, the issuance of additional shares of common stock, as well as the availability of preferred stock that the Board may issue on such terms as it selects, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock.

Vote Required

The affirmative vote of the holders of a majority of the shares of our common stock outstanding and entitled to vote on this proposal is necessary to approve the proposed amendment to our Amended and Restated Certificate of Incorporation. Therefore, abstentions and broker non-votes, as well as the failure to vote (including a failure to return a signed proxy card), will have the same effect as a vote against the amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL 3—APPROVAL OF AMENDMENTS TO OUR AMENDED AND RESTATED 1996 DIRECTOR STOCK OPTION PLAN

General

We are soliciting approval of amendments to our Amended and Restated 1996 Director Stock Option Plan, referred to as the Director Plan, to (i) increase the number of shares of common stock for which an option to purchase shares is automatically granted (A) to the Chairman of the Board of Directors (1) upon his or her initial election or appointment (from 10,000 shares to 25,000 shares) and (2) upon his or her re-election or continuation on our board immediately after each annual meeting of stockholders (from 5,000 shares to 15,000 shares), and (B) to each other Director (1) upon his or her initial election or appointment (from 10,000 shares to 20,000 shares) and (2) upon his or her re-election or continuation on our board immediately after each annual meeting of stockholders (from 5,000 shares to 10,000 shares); and (ii) change the date through which stock options may be granted under the Director Plan from July 9, 2006 to May 18, 2016, ten years from  the date of the Annual Meeting.

Acting on the recommendation of management and the Compensation, Nominating and Governance Committee, on March 14, 2006 our board of directors voted to amend and restate our Director Plan as described, subject to stockholder approval.

The purpose of the amendments is to ensure that we can continue to attract qualified individuals to serve as directors and issue stock options under the Director Plan after its current July 9, 2006 expiration date.

The following summary of the material terms of the Director Plan is qualified by reference to the full text of the Director Plan. A copy of the Director Plan, as proposed to be amended, is attached as Appendix B. You may also obtain a copy of the Director Plan by writing to ArQule at 19 Presidential Way, Woburn, MA 01801, Attn.: Louise A. Mawhinney, Vice President, Chief Financial Officer, Treasurer and Secretary. Unless otherwise specified, capitalized terms used in this discussion have the meanings assigned to them in the Director Plan.

The purpose of the Director Plan is to attract and retain qualified non-employee directors to serve on our board of directors and to encourage ownership of our common stock by those directors so as to provide additional incentives to promote our success. Management and the Compensation, Nominating and Governance Committee compared the level of equity compensation of our directors to that of companies that we consider our peers. Using compensation surveys and other data available to us, we concluded that we needed to increase director equity compensation in order to compete with similar biotechnology companies for qualified individuals to serve as directors.

The Director Plan currently provides that stock options may not be granted more than ten years after July 9, 1996, the date that the Director Plan was approved by our Board of Directors. If the amendments are approved, the Director Plan will provide that we may grant stock options until May 18, 2016 (ten years after the date that the amendments are approved by the stockholders at the Annual Meeting).

The Director Plan authorizes the grant of nonstatutory stock options for the purchase of up to a maximum of 500,500 shares of common stock, subject to adjustment for stock splits and similar capital changes, to eligible directors as defined below. The closing price of our common stock as reported by the Nasdaq National Market on March 31, 2006 was $5.74.

Administration and Eligibility

All of our non-employee directors, currently eight directors, are eligible to participate in the Director Plan. Currently, pursuant to the Director Plan, an option to purchase 10,000 shares of common stock is automatically granted to each non-employee director at the time that he or she is first elected or appointed to the board of directors. This initial option becomes exercisable as to 3,334 shares on the date of the first annual meeting following the date of grant and as to 3,333 shares on the date of each of the next two annual meetings. If the proposed amendment is approved, the number of shares in the initial grant to each non-employee member of the Board (other than the Chairman) will increase by 10,000 from 10,000 to 20,000 shares and become exercisable as to 6,666 shares on the date of the Company’s next annual meeting of stockholders following the date of grant and as to 6,667 shares on the date of each of the next two annual meetings of stockholders. In addition, currently, at each annual meeting of stockholders, each eligible director serving as a member of the board of directors prior to and immediately after such annual meeting is automatically granted an immediately exercisable option to purchase 5,000 shares of common stock (whether or not the director is a nominee for election at such annual meeting). If the proposed amendment is approved, the number of shares in the annual grant to each non-employee director (other than the Chairman) will increase by 5,000 from 5,000 to 10,000 shares. Further, upon the initial election of a non-employee director as Chairman of the Board, such non-employee director will be automatically granted an option to purchase 25,000 shares of common stock, which will become exercisable as to 8,334 shares on the date of the Company’s next annual meeting of stockholders following the date of grant and as to 8,333 shares on the date of each of the next two annual meetings of stockholders. In addition, at each annual meeting of stockholders, such eligible director serving as Chairman of the Board prior to and immediately after such annual meeting will be automatically granted an immediately exercisable option to purchase 15,000 shares of common stock (whether or not the Chairman is a nominee for election at such annual meeting).

The exercise price of options granted under the Director Plan, unless otherwise determined by the Board of Directors, is the closing price of our common stock on the Nasdaq National Market on the trading date preceding the grant, and the term of each option granted under the Director Plan is ten years.

All questions of interpretation with respect to the Director Plan and options granted under it are determined by the Board of Directors or a committee appointed by the board of directors, currently the Compensation, Nominating and Governance Committee

NEW PLAN BENEFITS

If this proposal is approved, pursuant to the amended Director Plan as described above, each of the non-employee Board members other than the Chairman of the Board, including each director nominee, will be automatically awarded on the date of the Annual Meeting an option to purchase 10,000 shares of Common Stock. The Chairman will be awarded 15,000 shares on such date. The following table reflects the benefits and amounts that will be received by each of the following individuals or groups named therein, to the extent such benefits or amounts are determinable:

ArQule, Inc. Amended and Restated 1996 Director Stock Option Plan

Name and Position	Dollar Value ($)	Number Of Units
Stephen A. Hill, President and Chief Executive Officer	N/A	0
Chiang J. Li, Senior Vice President and Chief Scientific Officer	N/A	0
Louise A. Mawhinney, Vice President and Chief Financial Officer	N/A	0
Executive Group	N/A	0
Non-Executive Director Group	N/A	850,000	(1)
Non-Executive Officer Employee Group	N/A	0

(1)          This amount is estimated based on the automatic grant under the Director Plan of nonstatutory options to purchase shares of our common stock to each non-employee director on the date of each annual meeting of stockholders, and it assumes that there will be no new non-employee directors elected during the term of the Director Plan, that each of the current non-employee directors will continue to serve as such during the entire term of the Director Plan, that the current Chairman will continue to serve in such capacity during the entire term of the Director Plan, and that the Director Plan expires before our annual meeting of stockholders to be held in 2016.

Federal Income Tax Consequences Relating to Director Plan Options

General.   The following discussion briefly summarizes certain federal income tax aspects of nonstatutory options. The rules governing the tax treatment of nonstatutory options and the receipt of shares of common stock in connection with the exercise of such options are quite technical, so the following description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local law may not be the same as under the federal income tax laws.

Nonstatutory Stock Options.   A grantee generally is not required to recognize income on the grant of a nonstatutory stock option. Instead, ordinary income generally is required to be recognized on the date the nonstatutory stock option is exercised. In general, the amount of ordinary income required to be recognized in the case of a nonstatutory stock option is an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price.

Gain or Loss on Sale or Exchange of Director Plan Shares.   In general, gain or loss from the sale or exchange of shares granted under the Director Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange.

Deductibility by Company.   In general, in the case of a nonstatutory stock option, the Company will be allowed a deduction in an amount equal to the amount of ordinary income recognized by the grantee, provided that certain income tax reporting requirements are satisfied.

Parachute Payments.   Where payments to certain persons that are contingent on a change in control exceed limits specified in the Code, the person generally is liable for a 20 percent excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. In the event that the vesting of nonstatutory stock options under the Director Plan is accelerated by a change in control of the Company, such accelerated vesting would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered.

New Tax Rules Affecting Nonqualified Deferred Compensation Plans.   Grants under the Director Plan may be subject to new federal income tax rules that apply to “nonqualified deferred compensation plans” that were enacted as part of the American Jobs Creation Act of 2004 and which became effective on January 1, 2005. Failure to comply with the new rules or qualify for an exemption in respect of a grant under the Director Plan could result in significant adverse tax results to the grantee, including immediate taxation of the grant upon vesting (and immediate taxation upon vesting of other compensation awards held by the grantee), a penalty tax of 20 percent of the amount of income so recognized, plus a special interest payment. The Director Plan is designed to allow, but does not require, grants which are intended to comply with the new deferred compensation rules or qualify for an exemption.

Vote Required

The affirmative vote of a majority of the total votes cast and entitled to vote on this proposal is necessary to approve the proposed amendments to the Director Plan. If you submit a proxy without direction as to a vote on this matter, the proxy will be voted “FOR” this proposal. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will not be treated as shares entitled to vote and will have no effect on the outcome of the vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL 4—APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED
1996 EMPLOYEE STOCK PURCHASE PLAN

General

We are soliciting approval of an amendment to our Amended and Restated 1996 Employee Stock Purchase Plan, referred to as the Purchase Plan, to change the date through which rights to purchase our common stock may be granted to our employees under the Purchase Plan from August 14, 2006 to May 18, 2016, ten years from the date of the Annual Meeting.

On September 12, 2005, our Board of Directors voted to amend and restate the Purchase Plan, subject to stockholder approval, to extend the date through which rights to purchase our common stock may be granted to our employees under the Purchase Plan from August 14, 2006 to May 18, 2016, ten years from the date of the Annual Meeting.

The following summary of the material terms of the Purchase Plan, as amended, is qualified by reference to the full text of the Purchase Plan (attached as Appendix C). You may also obtain a copy by writing to ArQule at 19 Presidential Way, Woburn, MA 01801, Attn.: Louise A. Mawhinney, Vice President, Chief Financial Officer, Treasurer and Secretary. Unless otherwise specified, capitalized terms used in this discussion have the meanings assigned to them in the Purchase Plan.

As of March 31, 2006, 187 employees were eligible to participate in the Purchase Plan and 887,908 shares had been purchased under the Purchase Plan. The closing price of our common stock on March 31, 2006, as reported by the Nasdaq National Market, was $5.74.

The Compensation, Nominating and Governance Committee determines, in its discretion, the frequency and duration of Offerings (as defined below) under the Purchase Plan, while the number of shares purchased is generally determined by both the number of rights to purchase shares granted by the Board of Directors, the number of participants and the number of shares the participants wish to purchase. Such future grants are not presently determinable, and it is not possible to predict the benefits or amounts that will be received by or allocated to particular individuals or groups in 2006.

The Company believes that the proposed amendment to the Purchase Plan would not have affected the number of rights to purchase common stock that were granted under the Purchase Plan in 2005. However, if the amendment is not approved, we will not be able to grant rights to our employees to purchase shares under the Purchase Plan after August 14, 2006.

Administration and Eligibility

The Purchase Plan is intended to qualify as an “employee stock purchase plan’’ under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code’’). The Compensation, Nominating and Governance Committee, in its discretion, grants rights to purchase shares of common stock under the Purchase Plan pursuant to one or more offerings (“Offerings”). The Compensation, Nominating and Governance Committee determines the frequency and duration of individual Offerings under the Purchase Plan and the date(s) when stock may be purchased. All of our full-time employees are eligible to participate in the Purchase Plan. For purposes of the preceding sentence, “full-time employees” are defined as employees who work at least 20 hours a week and have been employed with us for at least five months in the calendar year in which an Offering occurs or in the calendar year immediately preceding such year. Eligible employees participate voluntarily and may withdraw from any Offering at any time before stock is purchased. Participation terminates automatically upon termination of employment for any reason.

The purchase price per share in an Offering, unless the Compensation, Nominating and Governance Committee determines a higher price, is 85% of the lower of the fair market value of common stock on the first day of an Offering period or on the date the shares are purchased. The purchase price may be paid through regular payroll deductions, lump sum cash payments or a combination of both, as determined by the Compensation, Nominating and Governance Committee.

In accordance with Section 423 of the Code, no employee may participate in an offering under the Purchase Plan if, immediately after the right to acquire shares of common stock in the offering is granted, the employee would own 5% or more of the voting stock or value of the Company (including stock that may be purchased through subscriptions under the Purchase Plan or any other options), nor may an employee buy more than $25,000 worth of stock (determined by the fair market value of the common stock at the time the right to purchase the common stock is granted) through the Purchase Plan in any calendar year. In addition, each employee’s purchases under the Purchase Plan in any calendar year cannot exceed 15% of the employee’s annual rate of compensation. The Purchase Plan may be amended or terminated at any time by the Board of Directors, subject to any necessary approval by stockholders.

Federal Income Tax Consequences Relating to the Purchase Plan

General.   The following discussion briefly summarizes certain federal income tax consequences of participation in the Purchase Plan and does not attempt to describe all possible federal or any foreign, state, local or other tax consequences of such participation or tax consequences based upon particular circumstances. Moreover, statutory provisions are technical and subject to change, as are their interpretations, and their application may vary in individual circumstances.

Tax Consequences to Participants.   The Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. A participant under the Purchase Plan will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received by the participant. No other income with respect to the shares purchased under the Purchase Plan will be recognized until disposition of such shares or the participant’s death. The tax consequences upon disposition generally depend on the period that the purchased shares are held prior to disposition.

In order to qualify for favorable tax treatment, a participant must hold shares purchased under the Purchase Plan for more than two years after the commencement date of the Offering and more than one year after the date on which the shares are purchased (except in the case of a participant’s death, as discussed below). If the shares are held for the prescribed holding period, the participant will recognize ordinary income upon the disposition of such shares equal to the lesser of (i) the amount by which the fair market value of such shares on the Offering commencement date exceeded the actual purchase price paid by the participant for such shares and (ii) the amount by which the fair market value of such shares at the time of disposition exceeded the actual purchase price paid by the participant for such shares. In addition, the participant will generally recognize capital gain (or loss) equal to the amount by which proceeds from the disposition of the shares exceed (or are less than) than the sum of the actual purchase price and the amount of ordinary income recognized by the participant. The deduction of any capital loss recognized by the participant from the disposition of shares acquired under the Plan is subject to limitations.

If a participant disposes of shares purchased under the Purchase Plan prior to the end of the prescribed holding period described above (a “disqualifying disposition”), he or she will be required to recognize, in the year of the disqualifying disposition, ordinary income equal to the excess of the fair market value of the shares on the date of purchase over the actual purchase price of such shares. In addition, the participant will generally recognize capital gain (or loss) equal to the amount by which proceeds from the disposition of the shares exceed (or are less than) the fair market value of the shares on the date of purchase. The deduction of any capital loss recognized by the participant from the disposition of shares acquired under the Plan is subject to limitations.

Special rules apply with respect to the recognition of income and gain (or loss) in the case of a participant who dies while holding shares purchased under the Plan and whose estate or beneficiary subsequently disposes of such shares.

Tax Consequences to the Company.   The Company will not be allowed a deduction for federal income tax purposes if a participant holds shares purchased under the Purchase Plan for the prescribed holding period described above or dies while holding the shares. However, if a participant makes a disqualifying disposition, the Company will generally be entitled to a deduction for federal income tax purposes equal to the amount recognized as ordinary income by the participant upon such dispositon.

Vote Required

The affirmative vote of a majority of the total votes cast and entitled to vote on this proposal is necessary for approval of the amendment to the Purchase Plan. If you submit a proxy without direction as to a vote on this matter, the proxy will be voted “FOR’’ the proposal. Abstentions will have the effect of a vote against this proposal. Broker non-votes will not be treated as votes cast and will have no effect on the outcome of the vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL 5—RATIFICATION OF THE SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS

We are asking our stockholders to ratify the appointment by our Audit Committee of PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2006.

PricewaterhouseCoopers LLP has audited our accounts since our inception. The Audit Committee of our Board of Directors has appointed PricewaterhouseCoopers LLP to audit our financial statements for the fiscal year ending December 31, 2006. Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting to respond to appropriate questions, and will have the opportunity to make a statement if they desire.

The fees for services provided by PricewaterhouseCoopers LLP to us in 2005 and 2004 were (i) audit fees for the audit of our consolidated financial statements and internal controls over financial reporting included in our Annual Report on Form 10-K, the review of interim financial statements included in our Quarterly Reports on Form 10-Q, and other services normally associated with statutory and regulatory filings or engagements, (ii) audit-related fees pertaining primarily to consultations concerning the accounting treatment for potential financing arrangements, and (iii) tax fees related to resolution of various tax compliance issues.

	2005	2004
Audit Fees	$539,000	$401,402
Audit-Related Fees	$42,500	—
Tax Fees	—	21,580
All Other Fees	—	—
Total	$581,500	$422,982

The Audit Committee does not have any pre-approval policies or procedures for services by PricewaterhouseCoopers LLP. The audit committee pre-approves each proposed service to be provided by PricewaterhouseCoopers LLP on a case-by-case basis. The Audit Committee approved all audit and non-audit services provided to us by PricewaterhouseCoopers LLP in 2005 and 2004.

Vote Required

The affirmative vote of a majority of the total votes cast and entitled to vote on this proposal is necessary to ratify the appointment of PricewaterhouseCoopers LLP to audit our financial statements. If you submit a proxy without direction as to a vote on this matter, the proxy will be voted “FOR” this proposal. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will not be treated as shares entitled to vote and will have no effect on the outcome of the vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Dr. Cautreels has been the Global Head of Research and Development of Solvay Pharmaceuticals B.V. since May 1998 and has been one of our directors since September 1999. In November 1995, we entered into a five-year agreement with Solvay Duphar B.V., which was superseded by an amended and restated agreement with Solvay Pharmaceuticals B.V. in January 2001 extending the collaboration through December 31, 2003. As of December 31, 2005, we have received $20.7 million under the original and amended agreements, both of which are complete. Solvay is committed to make additional payments if certain development milestones are achieved and to pay royalties on sales of any drugs that result from the relationship. In connection with the original collaboration, an affiliate of Solvay, Physica B.V., made a $7 million equity investment in ArQule.

SHARE OWNERSHIP

The following table and footnotes set forth certain information regarding the beneficial ownership of the Company’s common stock as of March 31, 2006 by (i) persons known by us to be beneficial owners of more than 5% of our common stock, (ii) our named executive officers, (iii) our directors and nominees for election as director, and (iv) all current executive officers and directors as a group.

	Shares Beneficially Owned(1)
5% Stockholders	Number	Percent
Barclays Global Investors NA(1)	2,399,376	6.80%
45 Fremont Street, 17th Floor San Francisco, CA 94105
Black Bear Offshore Master Fund, L.P.(2)	2,789,556	7.90%
c/o CITCO Fund Services (Cayman Islands) Limited Corporate Centre, West Bay Road, P.O. Box 31106-SMB Grand Cayman, Cayman Islands
Eastbourne Capital Management, L.L.C.(3)	4,195,406	11.89%
1101 Fifth Avenue, Suite 160 San Rafael, CA 94901
Pfizer Inc(4)	3,273,679	9.30%
235 East 42nd Street New York, New York 10017-5755
Directors and Executive Officers
Michael J. Astrue(5)	31,667	*
Laura Avakian(6)	35,300	*
Timothy C. Barabe(7)	33,043	*
Werner Cautreels(8)	33,000	*
Tuan Ha-Ngoc(9)	33,000	*
Ronald M. Lindsay(10)	3,334	*
William G. Messenger(11)	13,167	*
Patrick J. Zenner(12)	22,500	*
Stephen A. Hill(13)	639,966	1.81%
Chiang J. Li(14)	614,132	1.74%
Louise A. Mawhinney(15)	50,000	*
All current directors and executive officers as a group (11 persons)(16)	1,509,109	4.27%

*                    Indicates less than 1%. The persons and entities named in the table have sole voting and investment power with respect to the shares beneficially owned by them, except as noted below. Share numbers include shares of common stock issuable pursuant to outstanding options that may be exercised within 60 days after March 31, 2006.

(1)          These shares are beneficially owned by a group consisting of Barclays Global Investors NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited, based on the Schedule 13G filed by Barclays Global Investors NA with the SEC on January 26, 2006. The percentage of ownership is calculated as of the filing date of the Schedule 13G.

(2)          These shares are beneficially owned by Black Bear Offshore Master Fund, L.P., a limited partnership organized under the laws of the Cayman Islands, based on the Schedule 13G/A filed with the SEC on February 9, 2006 by Black Bear Offshore Master Fund, L.P. and Eastbourne Capital Management, L.L.C. (for itself and as general partner of Black Bear Offshore Master Fund, L.P.). The percentage of ownership is calculated as of the filing date of the Schedule 13G/A.

(3)          These shares are beneficially owned by Eastbourne Capital Management, L.L.C., a limited liability company organized under the laws of Delaware, based on the Schedule 13G/A filed with the SEC on February 9, 2006 by Black Bear Offshore Master Fund, L.P. and Eastbourne Capital Management, L.L.C. (for itself and as general partner of Black Bear Offshore Master Fund, L.P.). The percentage of ownership is calculated as of the filing date of the Schedule 13G/A.

(4)          These shares (issued to Pfizer Holdings Europe, Latouche House, International Financial Services Centre, Dublin 1, Ireland, a subsidiary of Pfizer Inc) are beneficially owned by Pfizer Inc based on the Schedule 13D filed with the SEC on February 14, 2006 by Pfizer Inc.

(5)          Mr. Astrue’s ownership consists solely of (i) 20,000 shares of common stock, and (ii) 11,667 shares of common stock subject to options that are presently exercisable or will become exercisable within 60 days of March 31, 2006.

(6)          Ms. Avakian’s ownership consists of (i) 2,300 shares of common stock, and (ii) 33,000 shares of common stock subject to options that are presently exercisable or will become exercisable within 60 days of March 31, 2006. Ms. Avakian and her husband share voting and dispositive power over 2,000 of the 2,300 shares of common stock.

(7)          Mr. Barabe’s ownership consists of (i) 7,043 shares of common stock, and (ii) 26,000 shares subject to options that are presently exercisable or will become exercisable within 60 days of March 31, 2006. Mr. Barabe disclaims any direct, indirect or beneficial ownership of 420 shares of common stock owned by his spouse.

(8)          Dr. Cautreel’s ownership consists solely of 33,000 shares of common stock subject to options that are presently exercisable or will become exercisable within 60 days of March 31, 2006.

(9)          Mr. Ha-Ngoc’s ownership consists solely of 33,000 shares of common stock subject to options that are presently exercisable or will become exercisable within 60 days of March 31, 2006.

(10)   Dr. Lindsay’s ownership consists solely of 3,334 shares subject to options that are presently exercisable or will become exercisable within 60 days of March 31, 2006.

(11)   Mr. Messenger’s ownership consists of (i) 1,500 shares of common stock, and (ii) 11,667 shares subject to options that are presently exercisable or will become exercisable within 60 days of March 31, 2006.

(12)   Mr. Zenner’s ownership consists solely of 22,500 shares of common stock subject to options that are presently exercisable or will become exercisable within 60 days of March 31, 2006.

(13)   Dr. Hill’s ownership consists of (i) 8,716 shares of common stock, and (ii) 631,250 shares of common stock subject to options that are presently exercisable or will become exercisable within 60 days of March 31, 2006.

(14)   Dr. Li’s ownership consists of (i) 477,882 shares of common stock, and (ii) 136,250 shares of common stock subject to options that are presently exercisable or will become exercisable within 60 days of March 31, 2006.

(15)   Ms. Mawhinney’s ownership consists solely of 50,000 shares of common stock subject to options that are presently exercisable or will become exercisable within 60 days of March 31, 2006.

(16)   The ownership of all current directors and executive officers as a group consists of (i) 517,441 shares of common stock, and (ii) 991,668 shares of common stock subject to options that are presently exercisable or will become exercisable within 60 days of March 31, 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our executive officers and directors are required under Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership of our securities with the SEC. Copies of those reports must also be furnished to us.

Based solely on a review of the copies of reports furnished to us and written representations that no other reports were required, we believe that during 2005, our executive officers and directors complied with all applicable Section 16(a) filing requirements.

STOCKHOLDER PROPOSALS

Assuming our 2007 Annual Meeting of Stockholders is not more than 30 days before or after May 18, 2007, if you wish to bring business before the 2007 Annual Meeting of Stockholders and to have such proposal included in the proxy statement and card related to that meeting, you must give written notice to ArQule by December 15, 2006 (the date 120 days before the anniversary of the date the 2006 proxy statement was mailed to stockholders).

If you intend to bring such a proposal at the 2007 Annual Meeting outside the SEC’s shareholder proposal rules, or wish to propose a director nomination at the 2007 Annual Meeting, you must provide written notice to ArQule of such proposal or nomination by March 4, 2007 (the date 75 days before the anniversary of the 2006 Annual Meeting).

Notices of stockholder proposals and nominations should be given in writing to Louise A. Mawhinney, Vice President, Chief Financial Officer, Treasurer and Secretary, ArQule, Inc., 19 Presidential Way, Woburn, Massachusetts, 01801.

OTHER MATTERS

The board of directors does not know of any business to come before the Annual Meeting other than the matters described in the Notice of Annual Meeting. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares represented thereby in their discretion.

ANY HOLDER OR BENEFICIAL OWNER OF THE COMPANY’S COMMON STOCK MAY OBTAIN A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUESTS FOR COPIES OF OUR ANNUAL REPORT ON FORM 10-K SHOULD BE ADDRESSED TO LOUISE A. MAWHINNEY, VICE PRESIDENT, CHIEF FINANCIAL OFFICER, TREASURER AND SECRETARY, ARQULE, INC., 19 PRESIDENTIAL WAY, WOBURN, MASSACHUSETTS, 01801. IN ADDITION, THE MAILING CONTAINING THIS PROXY STATEMENT ALSO CONTAINED THE FULL TEXT OF OUR FILING ON FORM 10-K.

APPENDIX A

ARQULE, INC.

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

January 19, 2006

This Charter was adopted by the Board of Directors of ArQule, Inc. All of the provisions of this Charter became effective upon adoption. The Audit Committee shall review and reassess this Charter as necessary, but no less frequently than annually, and recommend any necessary changes to the Board.

I.  Purpose

The principal purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting process and the audits of the Company’s financial statements. In particular, the Audit Committee will monitor (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements and (c) the qualifications, independence and performance of the Company’s independent auditors and of its internal audit function, if any. The Audit Committee shall prepare any report required by the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

The Company’s independent auditors are ultimately accountable to the Committee in its capacity as a committee of the Board. The Audit Committee shall have sole authority and responsibility to select, hire, oversee, evaluate, approve the compensation of, and, where appropriate, replace the Company’s independent auditors.

In discharging its oversight role, the Audit Committee is granted the power to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain and determine funding for, at the Company’s expense, independent legal counsel, additional independent auditors or other experts or advisors for this purpose. The Company shall provide the Audit Committee with appropriate funding to perform its duties, including payment of the Company’s independent auditors and any experts or advisors retained by the Committee.

II.  Meetings

The Audit Committee shall meet as often as it deems necessary or advisable, but not less frequently than quarterly. The Audit Committee periodically will meet separately with the Company’s management and its independent auditors. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend any meeting of the Audit Committee or to meet with any members of, or consultants to the Audit Committee.

III.  Membership

The Audit Committee shall be comprised of at least three directors. The members, individually and collectively, shall meet the applicable independence, experience, and other requirements of The Nasdaq National Stock Market, Inc., the Securities Exchange Act of 1934, the United States Securities and Exchange Commission, the Internal Revenue Code and any other regulatory body exercising jurisdiction over the Company’s financial reporting. All of the members of the Audit Committee shall be “financially literate” and one of them shall be a “financial expert” as those terms are defined in Addendum A to this Charter.

IV.  Key Functions and Responsibilities

The following functions shall be the common recurring activities of the Audit Committee in carrying out its duties. The functions and responsibilities are set forth as a guide and may be varied from time to time by the Audit Committee as appropriate under the circumstances.

Financial Statement and Disclosure Matters

The Audit Committee, to the extent it deems necessary or appropriate, shall:

1.      Review and discuss with management and the Company’s independent auditors the Company’s annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.      Review and discuss with management and the Company’s independent auditors the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors’ review of the quarterly financial statements.

3.      Review and discuss any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

4.      Discuss with management and the Company’s independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, the quality and adequacy of the Company’s internal controls and any special steps adopted in light of material deficiencies in such controls.

Oversight of the Company’s Relationship with the Independent Auditor

5.      Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company or for the Audit Committee or Board by the Company’s independent auditors.

6.      Meet with the Company’s independent auditors prior to any audit to discuss the planning and staffing of the audit.

7.      Obtain from the Company’s independent auditors annually a formal written statement delineating all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard 1, discuss with the independent auditors any such disclosed relationships and their impact on the independent auditors’ independence, and take or recommend that the Board take appropriate action regarding the independence of the independent auditors.

Compliance Oversight Responsibilities

8.      Review and approve or reject proposed affiliated party transactions.

9.      Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Report

10.   Report to the Board on the Audit Committee’s activities as appropriate and maintain minutes or other records of Audit Committee meetings and activities.

V.  Limitation of Audit Committee’s Role

The Audit Committee’s role is one of oversight. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the Company’s independent auditors.

In performing his or her duties and responsibilities, each member of the Audit Committee is entitled to rely in good faith upon the records of the Company and upon information, opinions, reports or statements presented by any of the Company’s officers or employees, or other committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

This Audit Committee Charter was adopted by the Board of Directors of ArQule, Inc. on March 14, 2003 and revised by the Board of Directors on May 20, 2004 and January 19, 2006.

ADDENDUM A
TO
THE CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF ARQULE, INC.

Each member of the Audit Committee must be “financially literate,” i.e. able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, at least one audit committee member must be a “financial expert.” To be an audit committee financial expert, one must have the following five attributes:

•       GAAP knowledge.   An understanding of generally accepted accounting principles and financial statements;

•       GAAP application.   The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

•       Accounting experience.   Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the issuer’s financial statements, or experience actively supervising one or more persons engaged in such activities;

•       Internal control.   An understanding of internal control over financial reporting; and

•       Audit functions.   An understanding of the audit committee functions.

APPENDIX B

ARQULE, INC.

Amended and Restated 1996 Director Stock Option Plan

The purpose of this Amended and Restated 1996 Director Stock Option Plan (the “Plan”) of ArQule, Inc. (the “Company”) is to attract and retain highly qualified non-employee directors of the Company and to encourage ownership of stock of the Company by such directors so as to provide additional incentives to promote the success of the Company.

1.  ADMINISTRATION OF THE PLAN.

Grants of stock options under the Plan shall be automatic as provided in Section 6. However, all questions of interpretation with respect to the Plan and options granted under it shall be determined by the Board of Directors of the Company (the “Board”) or by a committee consisting of one or more directors appointed by the Board and such determination shall be final and binding upon all persons having an interest in the Plan.

2.  PERSONS ELIGIBLE TO PARTICIPATE IN THE PLAN.

Each director of the Company who is not an employee of the Company or of any subsidiary of the Company shall be eligible to participate in the Plan unless such director irrevocably elects not to participate.

3.  SHARES SUBJECT TO THE PLAN.

(a)   The aggregate number of shares of the Company’s Common Stock which may be optioned under this Plan is 500,500 shares. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b)   In the event of a stock dividend, split-up, combination or reclassification of shares, recapitalization or other similar capital change relating to the Company’s Common Stock, the maximum aggregate number and kind of shares or securities of the Company as to which options may be granted under this Plan and as to which options then outstanding shall be exercisable, and the option price of such options shall be appropriately adjusted so that the proportionate number of shares or other securities as to which options may be granted and the proportionate interest of holders of outstanding options shall be maintained as before the occurrence of such event.

(c)   In the event of a consolidation or merger of the Company with another corporation where the Company’s stockholders do not own a majority in interest of the surviving or resulting corporation, or the sale or exchange of all or substantially all of the assets of the Company, or a reorganization or liquidation of the Company, any deferred exercise period shall be automatically accelerated and each holder of an outstanding option shall be entitled to receive upon exercise and payment in accordance with the terms of the option the same shares, securities or property as he would have been entitled to receive upon the occurrence of such event if he had been, immediately prior to such event, the holder of the number of shares of Common Stock purchasable under his or her option; provided, however, that in lieu of the foregoing the Board may upon written notice to each holder of an outstanding option or right under the Plan, provide that such option or right shall terminate on a date not less than 20 days after the date of such notice unless theretofore exercised.

(d)   Whenever options under this Plan lapse or terminate or otherwise become unexercisable the shares of Common Stock which were subject to such options may again be subjected to options under this Plan. The Company shall at all times while this Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Plan.

4.  NON-STATUTORY STOCK OPTIONS.

All options granted under this Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

5.  FORM OF OPTIONS.

Options granted hereunder shall be in substantially the form of the attached EXHIBIT A or in such other form as the Board or any committee appointed pursuant to Section 1 above may from time to time determine.

6.  GRANT OF OPTIONS AND OPTION TERMS.

(a)    AUTOMATIC GRANT OF OPTIONS.   Upon the initial election or appointment of any person who is an eligible director (whether or not such election is at an annual meeting of stockholders or otherwise) as the Chairman of the Board of Directors, such person shall automatically be granted (i) an option to purchase 25,000 shares of Common Stock (the “Initial Chairman Option”). In addition, at each annual meeting of stockholders, such eligible director serving as Chairman of the Board prior to and immediately after such annual meeting (whether or not such director was reelected at such meeting) shall automatically be granted an annual option to purchase 15,000 shares of Common Stock (the “Annual Chairman Option” and, together with the Initial Chairman Option, (the “Chairman Options”). Upon the initial election or appointment of any person as a member of the Board (other than the Chairman of the Board) who is an eligible director (whether or not such election is at an annual meeting of stockholders or otherwise), such person shall automatically be granted (i) an option to purchase 20,000 shares of Common Stock (an “Initial Option”). In addition, at each annual meeting of stockholders, each eligible director serving as a member of the Board prior to and immediately after such annual meeting (whether or not such director was reelected at such meeting) shall automatically be granted an annual option to purchase 10,000 shares of Common Stock (“Annual Option”); the Annual Option together with the Initial Option and Chairman Options are sometimes collectively referred to as “Options”). No Options shall be granted hereunder after May 18, 2016.(1)

(b)   DATE OF GRANT.   The “Date of Grant” for Options granted under this Plan shall be the date of initial election as a director or appointment as Chairman or the date of the annual stockholder meeting at which such Option was granted, as the case may be in accordance with Section 6(a).

(c)    OPTION PRICE.   The option price for each Option granted under this Plan shall be not be less than 100% of the Fair Market Value of the Company’s Common Stock on the Date of Grant. For purposes of this Plan, “Fair Market Value” means, unless otherwise determined by the Board, the closing price for the Company’s Common Stock as reported by the National Association of Securities Dealers Automated Quotations (“Nasdaq”) National Market on the last trading day prior to the Date of Grant; provided, however, that in all events shall Fair Market Value be determined pursuant to a method that complies with Proposed Treasury Regulation §1.409A-1(b)(5) or any successor provision.

(d)   TERM OF OPTION.   The term of each Option granted under this Plan shall be ten years from the Date of Grant.

(e)    EXERCISABILITY OF OPTIONS.(1) The Initial Options granted under this Plan shall become exercisable with respect to 6,666 shares on the date of the Company’s next annual meeting of stockholders from the Date of Grant and with respect to 6,667 shares on the date of each of the next two annual meetings of stockholders following such annual meeting of stockholders, but in all cases if, and only if, the Option holder is a member of the Board at the opening of business on that date. The Initial Chairman Options granted under this Plan shall become exercisable with respect to 8,334 shares on the date of the Company’s next annual meeting of stockholders from the Date of Grant and with respect to 8,333 shares on the date of each of the next two annual meetings of stockholders following such annual meeting of stockholders, but in all cases if, and only if, the Option holder is a member of the Board at the opening of business on that date. (2) The Annual Options and Annual Chairman Options granted under this Plan shall become exercisable with respect to all shares on the Date of Grant.

(f)    GENERAL EXERCISE TERMS.   Directors holding exercisable Options under this Plan who cease to serve as members of the Board may, during their lifetime, exercise the rights they had under such Options at the time they ceased being a director for the full unexpired term of such Option. Any rights that have not yet become exercisable shall terminate upon cessation of membership on the Board. Upon the death of a director, those entitled to do so shall have the right, at any time within twelve months after the date of death, to exercise in whole or in part any rights which were available to the director at the time of his or her death. The rights of the Option holder may be exercised by the holder’s guardian or legal representative in the case of disability and by the beneficiary designated by the holder in writing delivered to the Company or, if none has been designated, by the holder’s estate or his or her transferee in accordance with this Plan, in the case of death. Options granted under the Plan shall terminate, and no rights thereunder may be exercised, after the expiration of the applicable exercise period. Notwithstanding the foregoing provisions of this section, no rights under any Options may be exercised after the expiration of ten years from their Date of Grant.

(g)    METHOD OF EXERCISE AND PAYMENT.   Options may be exercised only by written notice to the Company at its head office accompanied by payment of the full Option price for the shares of Common Stock as to which they are exercised. The Option price shall be paid in cash or by check or in shares of Common Stock of the Company, or in any combination thereof. Shares of Common Stock surrendered in payment of the Option price shall have been held by the person exercising the Option for at least six months, unless otherwise permitted by the Board. The value of shares delivered in payment of the Option price shall be their fair market value, as determined in accordance with Section 6(c) above, as of the date of exercise. Upon receipt of such notice and payment, the Company shall promptly issue and deliver to the optionee (or other person entitled to exercise the Option) a certificate or certificates for the number of shares as to which the exercise is made.

(h)   NON-TRANSFERABILITY.   Options granted under this Plan shall not be transferable by the holder thereof otherwise than by will or the laws of descent and distribution or as permitted by Rule 16b-3 (or any successor provision) under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”).

7.  LIMITATION OF RIGHTS.

(a)    NO RIGHT TO CONTINUE AS A DIRECTOR.   Neither the Plan, nor the granting of an Option or any other action taken pursuant to the Plan, shall constitute an agreement or understanding, express or implied, that the Company will retain an Option holder as a director for any period of time or at any particular rate of compensation.

(b)   NO STOCKHOLDERS’ RIGHTS FOR OPTIONS.   A director shall have no rights as a stockholder with respect to the shares covered by Options until the date the director exercises such Options and pays the Option price to the Company, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such Option is exercised and paid for.

8.  AMENDMENT OR TERMINATION.

The Board may amend or terminate this Plan at any time, provided that, to the extent necessary or desirable to comply with Rule 16b-3, this Plan shall not be amended more than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder.

9.  STOCKHOLDER APPROVAL.

The 1996 Director Stock Option Plan was approved by the stockholders of the Company by an affirmative vote of the holders of a majority of the shares of Common Stock present, or represented and entitled to vote, at the Company’s 1997 annual meeting of stockholders and any further amendments hereto shall be subject to stockholder approval to the extent (i) required by law, (ii) required by Nasdaq or stock exchange listing requirements, as determined by the Board of Directors, or (iii) as desirable, as determined by the Board of Directors, to comply with Rule 16b-3. In the event any approval is not obtained, all Options granted under this Plan after such further amendment shall be void and without effect.

10.  GOVERNING LAW.

This Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.

11.  COMPLIANCE WITH SECTION 409A OF THE CODE.

Notwithstanding any other provision of this Plan to the contrary, to the extent any grant (or a modification of a grant) of options under this Plan results in the deferral of compensation (for purposes of Section 409Aof the Code), the terms and conditions of the grant shall comply with Section 409A of the Code.

(1)   This Plan was amended by the Board to extend the period during which Options may be granted to ten years after May 18, 2006, the date of the 2006 Annual Meeting of Stockholders of the Company at which the stockholders approved the amendment.

The Board of Directors amended and restated this Plan on March 16, 2000.

The amendment and restatement was approved by the stockholders at the Annual Meeting of Stockholders on May 18, 2000.

The Board of Directors amended and restated this Plan on March 21, 2002.

The amendment and restatement was approved by the stockholders at the Annual Meeting of Stockholders on May 16, 2002.

The Board of Directors amended and restated this Plan on March 14, 2003.

The amendment and restatement has been submitted for approval by the stockholders at the Annual Meeting of Stockholders on May 21, 2003.

The Board of Directors amended and restated this Plan on April 7, 2004.

The amendment and restatement was approved by the stockholders at the Annual Meeting of Stockholders on May 19, 2004.

The Board of Directors amended and restated this Plan on April 4, 2005.

The amendment and restatement was approved by the stockholders at the Annual Meeting of Stockholders on May 18, 2005.

The Board of Directors amended and restated this Plan on March 13, 2006.

The amendment and restatement was approved by the stockholders at the Annual Meeting of Stockholders on May 18, 2006.

APPENDIX C

ARQULE, INC.

Amended and Restated 1996 Employee Stock Purchase Plan

1. Purpose.

The purpose of this 1996 Employee Stock Purchase Plan (the “Plan”) is to provide employees of ArQule, Inc. (the “Company”), and its subsidiaries, who wish to become shareholders of the Company an opportunity to purchase Common Stock of the Company (the “Shares”). The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Eligible Employees.

Subject to the provisions of Sections 7, 8 and 9 below, any individual who is a full-time employee (as defined below) of the Company, or any of the Company’s subsidiary corporations (as defined in Section 424(f) of the Code) the employees of which are designated by the Board of Directors as eligible to participate in the Plan, is eligible to participate in any Offering of Shares (as defined in Section 3 below) made by the Company hereunder. Full-time employees shall include all employees who were engaged by the Company or any of its subsidiary corporations, as applicable, as an employee and not as an independent contractor or leased employee and whose customary employment is:

(a)    20 hours or more per week and

(b)   more than five months

in the calendar year during which said Offering Date occurs or in the calendar year immediately preceding such year. Independent contractors and leased employees of the Company shall not be eligible for participation in the Plan notwithstanding that they may be deemed to be “common law” employees of the Company for other purposes. Notwithstanding anything to the contrary herein, no employee of the Company or any of its subsidiary corporations (as defined in Section 424(f) of the Code) may be excluded from participation in the Plan unless he or she is within a category of employees permitted or required to be excluded from participation pursuant to Section 423 of the Code.

3. Offering.

From time to time, the Company, by action of the Board of Directors, will grant rights to purchase Shares to employees eligible to participate in the Plan pursuant to one or more offerings (each of which is an “Offering”) on a date or series of dates (each of which is an “Offering Date”) designated for this purpose by the Board of Directors. Each Offering shall be in such form and shall contain such terms and conditions as the Board of Directors shall deem appropriate; provided that, except as otherwise permitted under the Code, all employees who are granted rights to purchase Shares under the Plan shall be entitled to the same rights and privileges under the Plan pursuant to Section 423(b)(5) of the Code.

4. Prices.

The price per share for each grant of rights hereunder shall be the lesser of:

(a)    eighty-five percent (85%) of the fair market value of a Share on the Offering Date on which such right was granted; or

(b)   eighty-five percent (85%) of the fair market value of a Share on the date such right is exercised.

At its discretion, the Board of Directors may determine a higher price for a grant of rights.

5. Exercise of Rights and Method of Payment.

(a)    Rights granted under the Plan will be exercisable periodically on specified dates as determined by the Board of Directors.

(b)   The method of payment for Shares purchased upon exercise of rights granted hereunder shall be through regular payroll deductions or by lump sum cash payment or both, as determined by the Board of Directors. No interest shall be paid upon payroll deductions unless specifically provided for by the Board of Directors.

(c)    Any payments received by the Company from a participating employee and not utilized for the purchase of Shares upon exercise of a right granted hereunder shall be promptly returned to such employee by the Company after termination of the right to which the payment relates.

6. Term of Rights.

The total period from an Offering Date to the last date on which rights granted on that Offering Date are exercisable (the “Offering Period”) shall in no event be longer than twenty-seven (27) months. The Board of Directors when it authorizes an Offering may designate one or more exercise periods during the Offering Period. Rights granted on an Offering Date shall be exercisable in full on the Offering Date or in such proportion on the last day of each exercise period as the Board of Directors determines.

7. Shares Subject to the Plan.

No more than one million, two hundred and thirty thousand (1,230,000) Shares may be sold pursuant to rights granted under the Plan. Appropriate adjustments in the above figure, in the number of Shares covered by outstanding rights granted hereunder, in the exercise price of the rights and in the maximum number of Shares, and the limit on such maximum number, which an employee may purchase (pursuant to Section 9 below) shall be made to give effect to any mergers, consolidations, reorganizations, recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the effective date of the Plan, provided that no fractional Shares shall be subject to a right and each right shall be adjusted downward to the nearest full Share. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Company may be made subject to rights under the Plan. If for any reason any right under the Plan terminates in whole or in part, Shares subject to such terminated right may again be subjected to a right under the Plan.

8. Limitations on Grants.

(a)    No employee shall be granted a right hereunder if such employee, immediately after the right is granted, would own stock or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, or of any “subsidiary corporation” or “parent corporation,” both as defined in Section 424 of the Code, in respect of the Company, computed in accordance with Section 423(b)(3) of the Code.

(b)   No employee shall be granted a right which permits his right to purchase shares under all employee stock purchase plans of the Company and of any “subsidiary corporation” or “parent corporation,” both as defined in Section 424 of the Code, in respect of the Company, to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) (or such other maximum as may be prescribed from time to time by the Code) of the fair market value of such Shares (determined at the time such right is granted) for each calendar year in which such right is outstanding at any time in accordance with the provisions of Section 423(b)(8) of the Code.

(c)    No right granted to any participating employee under an Offering, when aggregated with rights granted under any other Offering still exercisable by the participating employee, shall cover more shares than may be purchased at an exercise price equal to fifteen percent (15%) of the employee’s annual rate of compensation on the date the employee elects to participate in the Offering or such lesser percentage as the Board of Directors may determine.

9. Limit on Participation.

Participation in an Offering shall be limited to eligible employees who elect to participate in such Offering in the manner, within the time limitations, and subject to limitations on the number of shares available for purchase by an individual employee and in the aggregate by all participating employees established by the Board of Directors, or committee thereof, when it authorizes the Offering.

10. Cancellation of Election to Participate.

An employee who has elected to participate in an Offering may cancel such election as to all (but not part) of the unexercised rights granted under such Offering by giving written notice of such cancellation to the Company before the expiration of any exercise period. Any amounts paid by the employee for the Shares or withheld for the purchase of Shares from the employee’s compensation through payroll deductions shall be paid to the employee, without interest, unless otherwise determined by the Board of Directors, upon such cancellation.

11. Termination of Employment.

Upon the termination of employment for any reason, including the death of the employee, before the date on which any rights granted under the Plan are exercisable, all such rights shall immediately terminate and amounts paid by the employee for the Shares or withheld for the purchase of Shares from the employee’s compensation through payroll deductions shall be paid to the employee or to the employee’s estate, without interest unless otherwise determined by the Board of Directors.

12. Employees’ Rights as Shareholders.

No participating employee shall have any rights as a shareholder in the Shares covered by a right granted hereunder until such right has been exercised, full payment has been made for the corresponding Shares and the Share certificate is actually issued.

13. Rights Not Transferable.

Rights under the Plan are not assignable or transferable by a participating employee and are exercisable only by the employee.

14. Amendments to or Discontinuation of the Plan.

The Board of Directors of the Company shall have the right to amend, modify or terminate the Plan at any time without notice; provided, however, that the then existing rights of all participating employees shall not be adversely affected thereby, and provided further that, subject to the provisions of Section 7 above, no such amendment to the Plan shall, without the approval of the shareholders of the Company, increase the total number of Shares which may be offered under the Plan.

15. Effective Date and Approvals.

This Plan became effective on August 14, 1996, the date it was adopted by the Board of Directors. The shareholders of the Company approved the Plan within twelve (12) months of the date of adoption.

The Company’s obligation to offer, sell and deliver its Shares under the Plan is subject to (i) the approval of any governmental authority required in connection with the authorized issuance or sale of such Shares, (ii) satisfaction of the listing requirements of any national securities exchange on which the Shares are then listed and (iii) compliance, in the opinion of the Company’s counsel with, all applicable federal and state securities and other laws.

16. Term of Plan.

No rights shall be granted under the Plan after May 18, 2016.

17. Administration of the Plan.

The Board of Directors or any committee or person(s) to whom it delegates its authority (the “Administrator”) shall administer, interpret and apply all provisions of the Plan as it deems necessary to meet special circumstances not anticipated or covered expressly by the Plan. Nothing contained in this Section shall be deemed to authorize the Administrator to alter or administer the provisions of the Plan in a manner inconsistent with the provisions of Section 423 of the Code.

The Board of Directors amended and restated this Plan on March 23, 2001.

The amendment and restatement was approved by the stockholders at the Annual Meeting of Stockholders on May 17, 2001.

The Board of Directors amended and restated this Plan on March 21, 2002.

The amendment and restatement was approved by the stockholders at the Annual Meeting of Stockholders on May 16, 2002.

The Compensation Committee of the Board of Directors authorized amendment and restatement of this Plan on March 21, 2002 which changes were made effective as of February 14, 2003 and November 7, 2003. Because of the ministerial nature of the changes, the approval of the stockholders was not required.

The Compensation Committee of the Board of Directors has been redesignated as the Compensation, Nominating and Governance Committee of the Board of Directors.

The Board of Directors amended and restated this Plan on March 14, 2003.

The amendment and restatement was approved by the stockholders at the Annual Meeting of Stockholders on May 21, 2003.

The Board of Directors amended and restated this Plan on April 4, 2005.

The amendment and restatement was approved by the stockholders at the Annual Meeting of Stockholders on May 18, 2005.

The Board of Directors amended and restated this Plan on September 13, 2005.

The amendment and restatement was approved by the stockholders at the Annual Meeting of Stockholders on May 18, 2006.

[ARQULE LOGO]

ARQULE, INC.
19 PRESIDENTIAL WAY
WOBURN, MA 01801

AUTO DATA PROCESSING

INVESTOR COMM SERVICES

ATTENTION:

TEST PRINT

51 MERCEDES WAY

EDGEWOOD, NY

11717

VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by ArQule, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to ArQule, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	ARQUL1 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARQULE, INC.                  02               0000000000               215456359686

The Board recommends a vote FOR Proposals 1, 2, 3, 4 and 5.

Vote On Directors

		For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s name on the line below.
1.	To elect Michael J. Astrue, Timothy C. Barabe and Stephen A. Hill as directors to hold office for a term of three years and until their respective successors are elected and qualified.	☐	☐	☐

Vote On Proposals

		For	Against	Abstain
2.

To approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock, $0.01 par value per share, from 50,000,000 to 100,000,000 shares.

		☐	☐	☐
3.

To approve amendments to our Amended and Restated 1996 Director Stock Option Plan to (i) increase the number of shares of common stock for which an option to purchase shares is automatically granted (A) to the Chairman of the Board of Directors (1) upon his or her initial election or appointment (from 10,000 shares to 25,000 shares) and (2) upon his or her re-election or continuation on our board immediately after each annual meeting of stockholders (from 5,000 shares to 15,000 shares), and (B) to each other Director (1) upon his or her initial election or appointment (from 10,000 shares to 20,000 shares) and (2) upon his or her re-election or continuation on our board immediately after each annual meeting of stockholders (from 5,000 shares to 10,000 shares); and (ii) change the date through which stock options may be granted under our Amended and Restated 1996 Director Stock Option Plan from July 9, 2006 to May 18, 2016, ten years from the date of the Annual Meeting.

		☐	☐	☐
4.

To approve an amendment to our Amended and Restated 1996 Employee Stock Purchase Plan to change the date through which rights to purchase our common stock may be granted to our employees under such plan from August 14, 2006 to May 18, 2016, ten years from the date of the Annual Meeting.

		☐	☐	☐
5.	To ratify the appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2006.	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholders. If no specification is made, this proxy will be voted “FOR” all proposals. In their discretion, the proxies are also authorized to vote upon such other matters as may properly come before the meeting.

AUTO DATA PROCESSING INVESTOR COMM SERVICES ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY
NOTE: Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.	11717

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF
ARQULE, INC.
ANNUAL MEETING OF STOCKHOLDERS
May 18, 2006

The undersigned stockholder of ArQule, Inc. hereby appoints Louise A. Mawhinney and Robert J. Connaughton, Jr., and each of them acting singly as proxies, each with the power to appoint her or his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ArQule, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Eastern Daylight Saving Time on May 18, 2006, at The Museum of Science, Science Park, Boston, MA 02114, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE AND “FOR” PROPOSALS 2, 3, 4 AND 5.

PLEASE MARK, SIGN, DATE AND RETURN THlS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.